Exhibit 99.1

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Nurit Yaron

VP, Investor Relations

(215) 875-0735

PREIT Reports Second Quarter 2012 Results

Philadelphia, PA, July 31, 2012—Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter and six months ended June 30, 2012.

“We are pleased to report solid results including reaching another new high for comp-store sales and a 2.1% increase in same-store NOI for the quarter,” said Joseph F. Coradino, Chief Executive Officer. “As this positive momentum grows, we remain focused on executing our operating plan and improving our balance sheet.”

Funds From Operations (“FFO”), as adjusted to exclude provisions for executive separation, was $21.6 million, or $0.37 per diluted share, for the quarter ended June 30, 2012, compared to $19.2 million, or $0.33 per diluted share for the quarter ended June 30, 2011. For the six months ended June 30, 2012, FFO as adjusted was $46.6 million, or $0.80 per diluted share, compared to $40.5 million, or $0.70 per diluted share, for the six months ended June 30, 2011.

FFO for the quarter ended June 30, 2012 was $20.8 million, or $0.36 per diluted share, compared to $19.2 million, or $0.33 per diluted share, for the quarter ended June 30, 2011. For the six months ended June 30, 2012, FFO was $45.8 million, or $0.79 per diluted share, compared to $40.5 million, or $0.70 per diluted share, for the six months ended June 30, 2011.

Net Operating Income (“NOI”) for the quarter ended June 30, 2012 was $67.6 million, compared to $66.3 million for the quarter ended June 30, 2011. NOI for the six months ended June 30, 2012 was $136.8 million, compared to $133.0 million for the six months ended June 30, 2011.

Same store NOI excluding lease termination revenue for the quarter ended June 30, 2012 was $66.9 million, compared to $65.6 million for the quarter ended June 30, 2011. Lease termination revenue for the quarters ended June 30, 2012 and June 30, 2011 was $0.8 million and $0.7 million, respectively. For the six months ended June 30, 2012, same store NOI excluding lease termination revenue was $135.3 million, compared to $132.3 million for the six months ended June 30, 2011. Lease termination revenue for the six month periods ended June 30, 2012 and June 30, 2011 was $1.5 million and $0.7 million, respectively. Same store results represent results of retail properties owned for the full periods presented. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net loss attributable to PREIT common shareholders (“net loss”) was $13.7 million, or $0.25 per diluted share, for the quarter ended June 30, 2012, compared to a net loss of $18.2 million, or $0.34 per diluted share, for the quarter ended June 30, 2011. For the six months ended June 30, 2012, net loss was $23.7 million, or $0.43 per diluted share, compared to a net loss of $32.6 million, or $0.60 per diluted share, for the six months ended June 30, 2011. See below for a description of the primary factors affecting financial results.

Primary Factors Affecting Financial Results

Results for the quarter ended June 30, 2012 reflect:

•	Decreased interest expense due to lower interest rates and debt balances;

•	Preferred share dividends related to the April 2012 offering;

•	Decreased depreciation and amortization due to the write-off of tenant allowances related to vacated tenants and certain lease intangibles that became fully amortized in 2011; and

•	A provision for executive separation expenses as previously announced in May 2012.

Results for the quarter ended June 30, 2011 included:

•	$1.5 million of gains on sales of real estate, of which $0.7 million is included in FFO.

Financing Activities

In April 2012, the Company issued 4.6 million preferred shares (NYSE: PEIPrA), and received net proceeds of approximately $110.7 million.

In June 2012, the Company repaid in full the $136.9 million of its Exchangeable Notes upon their maturity.

In July 2012, the Company refinanced the mortgage loan on Christiana Center in Newark, Delaware. The $50 million, ten-year, non-recourse loan carries a 4.64% fixed interest rate.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s retail portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Twelve Months Ended:
	June 30, 2012	June 30, 2011
Sales per square foot(1)	$378	$359

(1)	Includes enclosed malls in the Company’s portfolio as of the respective dates. Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy as of:
	June 30, 2012	June 30, 2011
Retail portfolio weighted average:
Total including anchors	91.9%	90.6%
Total excluding anchors	87.7%	87.1%
Enclosed malls weighted average:
Total including anchors	91.5%	90.2%
Total excluding anchors	86.8%	86.3%
Strip/power centers weighted average:	95.8%	94.5%

2012 Outlook

The Company is reaffirming its estimates of net loss per diluted share and FFO per diluted share for 2012. The estimates are as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO, as adjusted	$1.83	$1.90
2012 provision for executive separation expenses	(0.11)	(0.11)

FFO	1.72	1.79
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.44)	(2.45)

Net loss	$(0.72)	$(0.66)

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time today to review the Company’s second quarter results and future outlook. To listen to the call, please dial (877) 941-1428 (domestic) or (480) 629-9665 (international), at least five minutes before the scheduled start time, and provide conference ID number 4551876. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through August 14, 2012 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4551876). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio of 49 properties comprises 38 shopping malls, eight community and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 33 million total square feet of space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. The Company’s website can be found at www.preit.com.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income excluding gains and losses on sales of operating properties (computed in accordance with GAAP), plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. In 2011, NAREIT reiterated its established guidance that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs. FFO is a commonly used measure of operating performance and profitability among REITs, and we use FFO and FFO per diluted share and OP Unit as supplemental non- GAAP measures to compare our performance for different periods to that of our industry peers.

FFO does not include gains and losses on sales of operating real estate assets which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three and six months ended June 30, 2012 and 2011 to show the effect of the provision for executive separation expense, which had a significant effect on our results of operations, but is not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for executive separation expense.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions.

We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes interest and other income, general and administrative expenses, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

[Financial tables to follow]

** Quarterly supplemental financial and operating **

** information will be available on www.preit.com **

STATEMENTS OF OPERATIONS	Quarter Ended		Six Months Ended
(In thousands, except per share amounts)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
REVENUE:
Real estate revenue:
Base rent	$72,404	$70,934	$144,443	$142,694
Expense reimbursements	30,912	31,355	62,938	65,118
Percentage rent	509	715	1,427	1,696
Lease termination revenue	776	693	1,427	718
Other real estate revenue	3,636	3,694	6,858	6,727

Real estate revenue	108,237	107,391	217,093	216,953
Interest and other income	884	809	1,645	1,727

Total revenue	109,121	108,200	218,738	218,680

EXPENSES:
Property operating expenses:
CAM and real estate tax	(35,940)	(35,260)	(72,149)	(72,564)
Utilities	(5,713)	(6,078)	(11,003)	(11,909)
Other	(5,551)	(6,129)	(10,449)	(12,087)

Total operating expenses	(47,204)	(47,467)	(93,601)	(96,560)

Depreciation and amortization	(33,400)	(36,614)	(67,118)	(71,124)
Other expenses:
General and administrative expenses	(10,240)	(10,433)	(20,124)	(20,015)
Provision for executive separation expenses	(796)	—	(796)	—
Impairment of assets, project costs and other expenses	(39)	(353)	(397)	(497)

Total other expenses	(11,075)	(10,786)	(21,317)	(20,512)

Interest expense, net	(31,795)	(34,941)	(63,464)	(68,554)

Total expenses	(123,474)	(129,808)	(245,500)	(256,750)

Loss before equity in income of partnerships	(14,353)	(21,608)	(26,762)	(38,070)
Equity in income of partnerships	1,952	1,147	3,945	2,690
Gains on sales of real estate	—	1,450	—	1,450

Net loss	(12,401)	(19,011)	(22,817)	(33,930)
Less: net loss attributed to noncontrolling interest	513	763	932	1,364

Net loss attributable to Pennsylvania Real Estate Investment Trust	(11,888)	(18,248)	(21,885)	(32,566)
Less: preferred share dividends	(1,845)	—	(1,845)	—

Net loss attributable to Pennsylvania Real Estate Investment Trust common shareholders	$(13,733)	$(18,248)	$(23,730)	$(32,566)

Basic loss per share—Pennsylvania Real Estate Investment Trust	$(0.25)	$(0.34)	$(0.43)	$(0.60)

Diluted loss per share— Pennsylvania Real Estate Investment Trust (1)	$(0.25)	$(0.34)	$(0.43)	$(0.60)

Weighted average number of shares outstanding for diluted EPS	55,143	54,680	55,026	54,567

(1)

For the three and six month periods ended June 30, 2012 and 2011, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE LOSS	Quarter Ended		Six Months Ended
(In thousands)	June 30, 2012	June 30, 2011	June 30, 2012	June 30, 2011
Net loss	$(12,401)	$(19,011)	$(22,817)	$(33,930)
Unrealized gain (loss) on derivatives	2,825	(1,715)	4,276	1,775
Other comprehensive income	207	(255)	509	242

Total comprehensive loss	(9,369)	(20,981)	(18,032)	(31,913)

Less: Comprehensive income attributable to nonconroling interest	389	844	738	1,284

Comprehensive loss attributable to Pennsylvania Real Estate Investment Trust	$(8,980)	$(20,137)	$(17,294)	$(30,629)

	Quarter Ended June 30, 2012			Quarter Ended June 30, 2011
RECONCILIATION OF NOI AND FFO TO NET LOSS		PREIT’s Share of unconsolidated			PREIT’s Share of unconsolidated
	Consolidated	partnerships	Total	Consolidated	partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$108,237	$9,264	$117,501	$107,391	$9,245	$116,636
Operating expenses	(47,204)	(2,655)	(49,859)	(47,467)	(2,882)	(50,349)

NET OPERATING INCOME	61,033	6,609	67,642	59,924	6,363	66,287
General and administrative expenses	(10,240)	—	(10,240)	(10,433)	—	(10,433)
Provision for executive separation expenses	(796)	—	(796)	—	—	—
Interest and other income	884	—	884	809	—	809
Project costs and other expenses	(39)	—	(39)	(128)	—	(128)
Interest expense, net	(31,795)	(2,817)	(34,612)	(34,941)	(2,858)	(37,799)
Gains on sales of non-operating real estate	—	—	—	710	—	710
Depreciation on non real estate assets	(156)	—	(156)	(222)	—	(222)
Preferred share dividends	(1,845)		(1,845)	—	—	—

FUNDS FROM OPERATIONS	17,046	3,792	20,838	15,719	3,505	19,224
Gains on sales of real estate	—	—	—	740	—	740
Depreciation on real estate assets	(33,244)	(1,840)	(35,084)	(36,392)	(2,358)	(38,750)
Impairment of assets	—	—	—	(225)	—	(225)
Equity in income of partnerships	1,952	(1,952)	—	1,147	(1,147)	—
Preferred share dividends	1,845	—	1,845	—	—	—

Net Loss	$(12,401)	$—	$(12,401)	$(19,011)	$—	$(19,011)

(1) Total includes the non-cash effect of straight-line rent of $139 and $(515) for the quarters ended June 30, 2012 and 2011, respectively.

Weighted average number of shares outstanding			55,143			54,680
Weighted average effect of full conversion of OP Units			2,309			2,329
Effect of common share equivalents			1,007			851

Total weighted average shares outstanding, including OP Units			58,459			57,860

FUNDS FROM OPERATIONS			$20,838			$19,224
Provision for executive separation expenses			796			—

FUNDS FROM OPERATIONS AS ADJUSTED			$21,634			$19,224

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.36			$0.33

Provision for executive separation expenses			0.01			—

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.37			$0.33

SAME STORE RECONCILIATION	Quarter Ended June 30,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$117,021	$116,166	$480	$470	$117,501	$116,636
Operating expenses	(49,377)	(49,884)	(482)	(465)	(49,859)	(50,349)

NET OPERATING INCOME (NOI)	$67,644	$66,282	$(2)	$5	$67,642	$66,287

Lease termination revenue	776	693	—	—	776	693

NOI—EXCLUDING LEASE TERMINATION REVENUE	$66,868	$65,589	$(2)	$5	$66,866	$65,594

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
RECONCILIATION OF NOI AND FFO TO NET LOSS		PREIT’s Share of unconsolidated			PREIT’s Share of unconsolidated
	Consolidated	partnerships	Total	Consolidated	partnerships	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$217,093	$18,874	$235,967	$216,953	$18,544	$235,497
Operating expenses	(93,601)	(5,601)	(99,202)	(96,560)	(5,889)	(102,449)

NET OPERATING INCOME	123,492	13,273	136,765	120,393	12,655	133,048
General and administrative expenses	(20,124)	—	(20,124)	(20,015)	—	(20,015)
Provision for executive separation expenses	(796)	—	(796)	—	—	—
Interest and other income	1,645	—	1,645	1,727	—	1,727
Project costs and other expenses	(397)	—	(397)	(272)	—	(272)
Interest expense, net	(63,464)	(5,637)	(69,101)	(68,554)	(5,637)	(74,191)
Gains on sales of non-operating real estate	—	—	—	710	—	710
Depreciation on non real estate assets	(347)	—	(347)	(474)	—	(474)
Preferred share dividends	(1,845)	—	(1,845)	—	—	—

FUNDS FROM OPERATIONS	38,164	7,636	45,800	33,515	7,018	40,533
Gains on sales of real estate	—	—	—	740	—	740
Depreciation on real estate assets	(66,771)	(3,691)	(70,462)	(70,650)	(4,328)	(74,978)
Impairment of assets	—	—	—	(225)	—	(225)
Equity in income of partnerships	3,945	(3,945)	—	2,690	(2,690)	—
Preferred share dividends	1,845	—	1,845	—	—	—

Net Loss	$(22,817)	$—	$(22,817)	$(33,930)	$—	$(33,930)

(1) Total includes the non-cash effect of straight-line rent of $253 and $(306) for the six month periods ended June 30, 2012 and 2011, respectively.

Weighted average number of shares outstanding			55,026			54,567
Weighted average effect of full conversion of OP Units			2,318			2,329
Effect of common share equivalents			947			922

Total weighted average shares outstanding, including OP Units			58,291			57,818

FUNDS FROM OPERATIONS			$45,800			$40,533
Provision for executive separation expenses			796			—

FUNDS FROM OPERATIONS AS ADJUSTED			$46,596			$40,533

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT			$0.79			$0.70

Provision for executive separation expenses			0.01			—

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED			$0.80			$0.70

SAME STORE RECONCILIATION	Six Months Ended June 30,
	Same Store		Non-Same Store		Total
	2012	2011	2012	2011	2012	2011
Real estate revenue	$235,000	$234,543	$967	$954	$235,967	$235,497
Operating expenses	(98,260)	(101,498)	(942)	(951)	(99,202)	(102,449)

NET OPERATING INCOME (NOI)	$136,740	$133,045	$25	$3	$136,765	$133,048

Lease termination revenue	1,485	718	—	—	1,485	718

NOI—EXCLUDING LEASE TERMINATION REVENUE	$135,255	$132,327	$25	$3	$135,280	$132,330

CONSOLIDATED BALANCE SHEETS
	June 30, 2012	December 31, 2011
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,497,945	$3,470,167
Construction in progress	93,333	91,538
Land held for development	15,107	15,292

Total investments in real estate	3,606,385	3,576,997
Accumulated depreciation	(906,650)	(844,010)

Net investments in real estate	2,699,735	2,732,987
INVESTMENTS IN PARTNERSHIPS, at equity:	15,546	16,009
OTHER ASSETS:
Cash and cash equivalents	14,582	21,798
Tenant and other receivables (net of allowance for doubtful accounts of $15,603 and $17,930 at June 30, 2012 and December 31, 2011, respectively)	31,961	39,832
Intangible assets (net of accumulated amortization of $21,011 and $51,625 at June 30, 2012 and December 31, 2011, respectively)	9,085	9,921
Deferred costs and other assets, net	92,941	89,707

Total assets	$2,863,850	$2,910,254

LIABILITIES:
Mortgage loans (including debt premium of $112 and $282 at June 30, 2012 and December 31, 2011, respectively)	$1,741,841	$1,691,381
Exchangeable Notes (net of debt discount of $849 at December 31, 2011)	—	136,051
Term loans	240,000	240,000
Revolving facility	65,000	95,000
Tenants’ deposits and deferred rent	14,160	13,278
Distributions in excess of partnership investments	62,548	64,938
Fair value of derivative liabilities	16,836	21,112
Accrued expenses and other liabilities	59,740	60,456

Total liabilities	2,200,125	2,322,216
EQUITY:	663,725	588,038

Total liabilities and equity	$2,863,850	$2,910,254

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